                                                                     EXHIBIT 1.2


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                               Dated: June 9, 2000

To:      Greenwood  Trust Company,  as Seller under the Pooling and Servicing
Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated June 9, 2000

Title:   Discover Card Master Trust I, Series 2000-6, Credit Card Pass-Through
Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $736,843,000

Series and Class Designation Schedule:      Discover  Card Master  Trust I,
Series 2000-6 $700,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2000-6 $36,843,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: June 1, 2000

Certificate Rating:        Moody's Investors         Standard & Poor's
                           Service, Inc.             Ratings Services
Class A                    Aaa                       AAA
Class B                    A2                        A

Aggregate outstanding balance of Receivables as of June 1, 2000:
$28,071,726,498.52.

Date of Series Supplement: June 19, 2000.

Certificate Rate: Class A: Three-month LIBOR plus 0.13% per annum; and Class B:
Three-month LIBOR plus 0.36% per annum, converting to one-month LIBOR plus 0.13% per annum and one-month LIBOR plus 0.36% per annum, respectively, following an Amortization Event.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.75% of the aggregate principal amount of the Class A Certificates and 99.70% of the aggregate principal amount of the Class B Certificates as of June 19, 2000. The Underwriters will offer the Certificates to the public at a price equal to 100.00% of the aggregate principal amount of the Class A Certificates and 100.00% of the aggregate principal amount of the Class B Certificates.

Concurrent Offerings of Certificates: Notwithstanding anything in Section 5(e) of the Agreement to the contrary, the parties hereto agree that Greenwood may offer, sell, contract to sell or otherwise dispose of the Series 2000-7 Certificates during the period beginning from the date of the Terms Agreement and continuing to and including the Time of Delivery.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on June 19, 2000, or at such other time as may be agreed upon in writing.

                  Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2000-6 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED
                                As Representative of the
                                Underwriters named in
                                Schedule I hereto


                                By:  /s/ Dennis Scurletis
                                   -------------------------------
Accepted:

GREENWOOD TRUST COMPANY


By:   /s/ Michael F. Rickert
   -------------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

$700,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2000-6

                                                                Principal Amount
                                                                ----------------
Morgan Stanley & Co. Incorporated                                $696,500,000
Commerzbank Capital Markets Corp.                                  $1,750,000
Loop Capital Markets, LLC                                          $1,750,000
Total                                                            $700,000,000
=====                                                            ============

$36,843,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2000-6


                                                                Principal Amount
                                                                ----------------
Morgan Stanley & Co. Incorporated                                 $36,843,000

                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                               Dated: June 9, 2000

To:      Greenwood  Trust Company,  as Seller under the Pooling and Servicing
Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated June 9, 2000

Title:   Discover Card Master Trust I, Series 2000-7, Credit Card Pass-Through
Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $894,737,000

Series and Class Designation Schedule:      Discover Card Master Trust I, Series
2000-7 $850,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2000-7 $44,737,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: June 1, 2000

Certificate Rating:        Moody's Investors         Standard & Poor's
                           Service, Inc.             Ratings Services
Class A           Aaa                                AAA
Class B           A2                                 A

Aggregate outstanding balance of Receivables as of June 1, 2000:
$28,071,726,498.52.

Date of Series Supplement: June 20, 2000.

Certificate Rate: Class A: Three-month LIBOR plus 0.1725% per annum; and Class
B: Three-month LIBOR plus 0.4125% per annum, converting to one-month LIBOR plus 0.1725% per annum and one-month LIBOR plus 0.4125% per annum, respectively, following an Amortization Event.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.70% of the aggregate principal amount of the Class A Certificates and 99.625% of the aggregate principal amount of the Class B Certificates as of June 20, 2000. The Underwriters will offer the

Certificates to the public at a price equal to 100.00% of the aggregate principal amount of the Class A Certificates and 100.00% of the aggregate principal amount of the Class B Certificates.

Concurrent Offerings of Certificates: Notwithstanding anything in Section 5(e) of the Agreement to the contrary, the parties hereto agree that Greenwood may offer, sell, contract to sell or otherwise dispose of the Series 2000-6 Certificates during the period beginning from the date of the Terms Agreement and continuing to and including the Time of Delivery.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on June 20, 2000, or at such other time as may be agreed upon in writing.

                  Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2000-7 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED
                                            As Representative of the
                                            Underwriters named in
                                            Schedule I hereto


                                            By: /s/ Dennis Scurletis
Accepted:                                   ---------------------------

GREENWOOD TRUST COMPANY


By:  /s/ Michael F. Rickert
---------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

$850,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2000-7

                                                                            Principal Amount
                                                                            ----------------
Morgan Stanley & Co. Incorporated                                                $845,750,000
Commerzbank Capital Markets Corp.                                                  $2,125,000
Loop Capital Markets, LLC                                                          $2,125,000
Total                                                                            $850,000,000
                                                                                 ============


$44,737,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2000-7

                                                                            Principal Amount
                                                                            ----------------
Morgan Stanley & Co. Incorporated                                                 $44,737,000
